UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2024

(Date of Report, Date of earliest event reported)

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RANPAK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

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Delaware	001-38348	98-1377160
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

7990 Auburn Road

Concord Township, Ohio 44077

(Address of principal executive offices) (Zip Code)

(440) 354-4445

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PACK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD.

On December 16, 2024, Ranpak Holdings Corp. (the “Company”) announced that Ranpak Corp. and Ranpak B.V. (collectively, the “Borrowers”) had completed the allocation of a $410 million U.S. dollar-denominated first lien term facility maturing in December 2031 (the “Term Facility”), as part of its proposed new senior secured credit facilities which are also expected to include a $50 million revolving facility available in U.S. dollars, Euros and other currencies to be agreed maturing in December 2029 (together with the Term Facility, the “New Credit Facilities”). The applicable interest rate margin for term loans is expected to range from (i) 4.50% to 4.25% for loans bearing interest at a rate based on the secured overnight financing rate (“SOFR”) and (ii) 3.50% to 3.25% for loans bearing interest at the base rate, in either case depending on the first lien net leverage ratio as determined in accordance with the terms of the New Credit Facilities (with the applicable interest rate margin to be set initially at 4.50% with respect to loans bearing interest at a rate based on SOFR and 3.50% for loans bearing interest at the base rate). The proceeds of the New Credit Facilities at closing will be used to refinance in full the Borrowers’ existing senior secured credit facilities as previously disclosed.

The foregoing transactions are subject to market and other conditions and are anticipated to close fourth quarter of 2024. However, there can be no assurance that the transactions will be completed on favorable terms or at all.

The foregoing may contain forward-looking statements, including, but not limited to, our financing plans and the details thereof, including the proposed use of proceeds therefrom, the expected timing of the closing of the New Credit Facilities and the ability to close such transactions. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “predicts,” “goals,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “commit,” “forecast,” “tracking,” or “continue” and variations or similar expressions, and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken or will occur or result, and similar such expressions also identify forward-looking information. These forward-looking statements are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs and readers are cautioned that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results and events to differ materially from those described in these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission, which risks and uncertainties are incorporated herein by reference.

Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

The information included in this item is hereby furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
104(*)	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

(*) Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANPAK HOLDINGS CORP.

Date:	December 16, 2024	By:	/s/ William Drew
William Drew
Senior Vice President and Chief Financial Officer